Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Provectus Pharmaceuticals, Inc.

Knoxville, Tennessee

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2010, relating to the consolidated financial statements of Provectus Pharmaceuticals, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP (formerly known as BDO Seidman, LLP)

Chicago, Illinois

July 23, 2010